Exhibit 99.1

for immediate release

inTEST Delays Fourth Quarter and Full Year 2023 Earnings Release and Investor Conference Call; Provides Preliminary Fourth Quarter Results and 2024 Guidance

MT. LAUREL, NJ, February 29, 2024 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), announced today that it will reschedule its fourth quarter and full year 2023 earnings release and investor conference call, which was previously scheduled for March 1, 2024. The Company requires additional time to complete the year-end audit and review process. The Company expects to report its results coincident with, or prior to, the filing of its Annual Report on Form 10-K for the year ended December 31, 2023.

Preliminary, Unaudited Fourth Quarter 2023 Results

Fourth quarter 2023 revenue was approximately $28.4 million with net earnings of approximately $1.7 million, or $0.14 per diluted share. Cash generated from operations in the fourth quarter was $4.7 million. Orders in the fourth quarter were $27.5 million.

First Quarter and Full Year 2024 Guidance

Revenue for the first quarter of 2024 is expected to be in the range of $28 million to $30 million with gross margin of approximately 46%. First quarter 2024 earnings per diluted share is expected to be in the range of $0.08 to $0.13.

Revenue for full year 2024 is expected to be in the range of $125 million to $130 million.

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. It also assumes macroeconomic conditions remain unchanged through the end of the year and does not consider any extraordinary non-operating expenses that may occur from time to time. Actual results may differ materially from what is provided here today because of, among other things, the factors described under “Forward-Looking Statements” below.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit intest.com.

Key Performance Indicators
Management uses orders as a key performance metric to analyze and measure the Company’s financial performance and results of operations. Management uses orders as a measure of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Management believes tracking orders is useful as it often is a leading indicator of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

Given that orders is an operational measure and that the Company's methodology for calculating orders does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for it is not required or provided.

inTEST Delays Fourth Quarter and Full Year 2023 Earnings Release and Investor Conference Call; Provides Preliminary Fourth Quarter Results and 2024 Guidance

February 29, 2024

Preliminary, Unaudited Financial Disclosures
The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. Our closing procedures for the year and quarter ended December 31, 2023 are not yet complete. Our management's estimates are based upon preliminary information currently available from our business segments and extrapolation from that information. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the fiscal year and quarter are completed.

All the data presented above has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not completed its audit procedures with respect to our accompanying preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “assume,” “believe,” “estimate,’ “expects,” “may,” “will,” “plan,” “potential,” “forecasts,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, achieve high single-digit growth in 2023, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908